1,000,000 Shares(1)

                                  Common Stock

                             UNDERWRITING AGREEMENT



____________, 1999


W.R. Hambrecht & Company, LLC
550 Fifteenth Street
San Francisco, CA  94103

Ladies and Gentlemen:

         Ravenswood Winery, Inc., a California corporation (the "Company"), proposes to issue and sell up to an aggregate of 1,000,000 shares of its authorized but unissued common stock, no par value per share (the "Common Stock"), (said 1,000,000 shares of Common Stock being herein called, the "Underwritten Stock") to W.R. Hambrecht & Company, LLC (the "Underwriter") and to grant the Underwriter an option to purchase up to an aggregate of 150,000 additional shares of Common Stock (the "Option Stock" and collectively with the Underwritten Stock, the "Shares"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

         The Company hereby confirm the agreements made with respect to the purchase of the Shares by the Underwriter.

         1. Registration Statement. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (No. 333-71729), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (the "Act") of the Shares. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.


--------

(1) Plus an option to purchase from the Company up to an aggregate of 150,000 additional shares to cover over-allotments.


                                       1.

         The term "Registration Statement" as used in this agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Shares (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the Effective
Date), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any rule 462(b) registration statement). The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment so such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term "Preliminary Prospectus" as used in this agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

         The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Act.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Underwriter as follows:

                  (a) Neither the Commission nor any state securities commission has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or threatened to institute any proceedings with respect to such an order. The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which the Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Act and the rules and regulations of the Commission thereunder. On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which the Option Stock is to be purchased, will not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;


                                       2.

provided however, that none of the representations and warranties in this subparagraph (a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriter expressly for use in the Registration Statement or Prospectus.

                  (b) The Company (i) is a duly incorporated and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, having full power and authority, corporate and other, to own or lease its properties and to conduct its business as described in the
Registration Statement and the Prospectus; and (ii) is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company). The Company does not own any capital stock or other equity securities in any entity.

                  (c) The Company has the duly authorized and validly outstanding capitalization set forth under the caption "Capitalization" in the Prospectus and will have the adjusted capitalization set forth therein on the Closing Date, based on the assumptions set forth therein. The securities of the Company conform to the descriptions thereof contained in the Prospectus. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation. The outstanding shares of Common Stock (other than the Shares) have been duly authorized and validly issued by the Company and are fully paid and nonassessable. Except as created hereby or referred to in the Prospectus, there are no outstanding options, warrants, rights or other arrangements requiring the Company at any time to issue any capital stock. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares, and neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to, the registration of any securities of the Company. The Shares are duly and validly authorized, duly and validly issued, fully paid and nonassesable and conform to the description thereof contained in the Prospectus. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein.

                  (d) The Company has full legal right, power and authority to enter into this agreement and to consummate the transactions provided for herein. This agreement has been duly authorized, executed and delivered by the Company and, assuming it is a binding agreement of the Underwriter, constitutes a legal, valid and binding agreement of


                                       3.

the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws), and none of the Company's execution or delivery of this agreement, its performance hereunder, its consummation of the transactions contemplated herein, its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds" or the conduct of its business as described in the Prospectus, conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, causes or will cause (or permits or will permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or result in the creation or imposition of any lien, charge, or encumbrance upon, any property or assets of the Company pursuant to the terms of (i) the certificate of incorporation or bylaws of the Company, (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which the Company is a party or by which it is or may be bound or to which its respective property is or may be subject or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company, or its activities or properties.

                  (e) The Common Stock is approved for quotation on The Nasdaq National Market and, prior to the Closing Date, (i) the Common Stock shall be listed and duly admitted to trading on The Nasdaq National Market and (ii) the Shares will be authorized for inclusion in The Nasdaq National Market.

                  (f) The financial statements of the Company and the related notes and schedules thereto included in the Registration Statement and the Prospectus fairly present the financial position, results of operations, stockholders' equity and cash flows of the Company at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles. The summary and selected financial and statistical data included in the Registration Statement and the Prospectus present fairly the information shown thereon


                                       4.

and such data have been prepared on a basis consistent with the financial statements contained therein and in the books and records of the Company.

                  (g) Odenberg, Ullakko, Muranishi & Co., who have certified the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the rules and regulations promulgated thereunder.

                  (h) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (i) The Company has filed all necessary federal, state and local income, franchise and other material tax returns and has paid all taxes shown as due thereunder, and the Company has no tax deficiency that has been or, to its knowledge, which might be assessed against the Company which, if so assessed, would materially and adversely affect it business or properties. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company.

                  (j) The Company maintains insurance underwritten by insurers of recognized financial responsibility of the types and in amounts and with such deductibles as is prudent and customary for companies in the same or similar business, all of which insurance is in full force and effect.

                  (k) Except as disclosed in the Prospectus, there is no action, suit, proceeding or investigation pending or threatened against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which (i) questions the validity of the capital stock of the Company or this agreement or of any action taken or to be taken by the Company pursuant to or in connection with this agreement, (ii) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings, if any, as are summarized in the Registration Statement are accurately summarized in all material respects), or
(iii) may have a material adverse affect upon the business operations, financial conditions or income of the Company.


                                       5.

                  (l) All executed agreements or copies of executed agreements filed or incorporated by reference as exhibits to the Registration Statement to which the Company is a party or by which it is or may be bound or to which its assets, properties or businesses are or may be subject have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company enforceable by and against it in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws). The descriptions in the Registration Statement of contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by the Act and the rules and regulations promulgated thereunder, and there are no contracts or other documents which are required by the Act or the rules and regulations promulgated thereunder to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

                  (m) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as expressly contemplated therein, the Company has not incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, purchased any of its outstanding capital stock, paid or declared any dividends or other distributions on its capital stock or entered into any material transactions, and there has been no material change in capital stock or debt or any material adverse change in the business, properties, assets, net worth, condition (financial or other), or results of operations or prospects of the Company whether or not arising from transactions in the ordinary course of business.

                  (n) The Company is not, nor with the giving of notice or lapse of time or both, will it be, in violation of or in default under, any term or provision of (i) its Articles of Incorporation or Bylaws, (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which it is a party or by which it is or may be bound or to which any of its property is or may be subject, or any indebtedness, the effect of which breach or default singly or in the aggregate may have a material adverse effect on the Company's business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or its activities or properties and the effect of which breach or default singly or in the aggregate


                                       6.

may have a may have a material adverse effect on the Company's business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects.

                  (o) The Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this agreement other than as contemplated hereby.

                  (p) No labor disturbance by the employees of the Company exists or is imminent.

                  (q) The Company owns, is licensed or otherwise possesses all rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the "Rights") necessary for the conduct of its business as described in the Prospectus. No claims have been asserted against the Company by any person with respect to the use of any such Rights or challenging or questioning the validity or effectiveness of any such Rights. The continued use of the Rights in connection with the Company's business and operations does not, to the Company's knowledge, infringe on the rights of any person.

                  (r) The Company is conducting its business in compliance with all applicable laws, ordinances or governmental rules or regulations of the jurisdictions in which it is conducting business except where failure to be so in compliance would not materially and adversely affect the business or properties of the Company. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the, "NASD") or may be necessary to maintain the effectiveness of the Registration Statement and to qualify or exempt the Shares for public offering by the Underwriter under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                  (s) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities under the Registration Statement, that have not been waived with respect to the Registration Statement.


                                       7.

                  (t) Neither the Company nor any of its officers, directors or affiliates (within the meaning of the rules and regulations promulgated under the Act) has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock of the Company, to facilitate the sale or resale of the Shares or otherwise.

                  (u) The Company is not, and after giving effect to the issuance and sale of the Shares by the Company will not be an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  (v) The Company has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, encumbrances, security interests, claims, restrictions, equities, claims and defects, except such as are described in the Registration Statement and Prospectus, or such as are not materially significant or materially important in relation to the business of the Company when taken in the aggregate. The Company has valid and enforceable leases for the properties described in the Prospectus as leased by it, free and clear of all liens, encumbrances, security interests, claims, restrictions, equities, claims and defects except are not material and do not interfere with the use made by the Company thereof. The Company owns or leases all such properties as are necessary to its operations as now conducted, and as proposed to be conducted as set forth in the Registration Statement and the Prospectus and the properties and business of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                  (w) The Company holds all franchises, licenses, permits, approvals, certificates and other authorizations from federal, state and other governmental or regulatory authorities necessary to the ownership, leasing and operation of its properties or required for the present conduct of its business, and such franchises, licenses, permits, approvals, certificates and other governmental authorizations are in full force and effect and the Company is in compliance therewith in all material respects except where the failure so to obtain, maintain or comply with would not have a materially adverse effect on the Company's business, financial condition or results of operations.

                  (x) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called ERISA); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any


                                       8.

liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "Pension Plan" for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (y) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Prospectus that is not so described.

                  (z) Neither the Company, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provisions of the Foreign Corrupt Practices Act of 1972; or made any bribe, rebate, payoff, influence, payment, kickback or other unlawful payment.

                  (aa) The business, operations and facilities of the Company have been and are being conducted or operated in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, pollution, protection of health or the environment (including, without limitation, those relating to emissions, discharges, release or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) or otherwise relating to remediating real property in which the Company has or has had any interest, whether owned or leased, of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except for such failures to so comply as would not, individually or in the aggregate, have a material adverse effect on the Company's business, and the Company has not received any notice from a governmental instrumentality or any third party alleging any violation thereof or liability thereunder


                                       9.

(including,  without  limitation,   liability  for  costs  of  investigating  or
remediating  sites  containing   hazardous   substances  or  damage  to  natural
resources).

                  (bb) Neither the Company nor any officer or employee of the Company is a party to any contract or commitment that restricts in any material respect the ability of the Company or such individual to engage in the Company's business as described in the Registration Statement and the Prospectus.

         3.       Purchase of the Stock by the Underwriter.

                  (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company shall issue and sell the Underwritten Stock to the Underwriter, and the Underwriter agrees to purchase from the Company the Underwritten Stock. The price at which such shares of Underwritten Stock shall be $__________ per share (the "Purchase Price").

                  (b) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the Underwriter to purchase, the Option Stock at the Purchase Price. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriter and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this agreement upon written or telegraphic notice by the Underwriter to the Company setting forth the aggregate number of shares of Option Stock as to which the Underwriter is exercising the option. Delivery of the certificates for the shares of Option Stock, and payment therefor shall be made as provided in Section 5 hereof.

         4.       Offering by the Underwriter.

                  (a) The terms of the initial public offering by the Underwriter of the Shares to be purchased by them shall be as set forth in the Prospectus. The Underwriter may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

                  (b) The information set forth in the last paragraph on the front cover page and under the caption "Plan of Distribution" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Shares filed by the Company (insofar as such information relates to the Underwriter or related persons) constitutes the only information furnished by the Underwriter to the Company for inclusion in the Registration Statement, and Preliminary Prospectus, and the Prospectus and the


                                       10.

Underwriter represents and warrants to the Company that the statements made therein (insofar as they relate to the Underwriter or related persons) are correct and do not omit any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.       Delivery of and Payment for the Shares.

                  (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 4(b) hereof shall have been exercised not later than 7:00 A.M., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Farella, Braun & Martel, LLP, on the third business day after the date of this agreement, or at such time on such other day, not later than seven full business days after such third business day, as shall be agreed upon in writing by the Company and the Underwriter. The date and hour of such delivery and payment are herein called the Closing Date.

                  (b) If the option granted by Section 4(b) hereof shall be exercised after 7:00 A.M., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor shall be made at the office of Farella, Braun & Martel, LLP at 7:00 A.M., San Francisco time, on the third business day after the exercise of such Option.

                  (c) Payment for the Shares purchased from the Company shall be made to the Company or its order by wire transfer or one or more certified or official bank check or checks in same day funds. Such payment shall be made upon delivery of certificates for the Shares to the Underwriter against receipt therefor signed by the Underwriter. Certificates for the Shares to be delivered to the Underwriter shall be registered in the name or names and shall be in such denominations as the Underwriter may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of Option Stock. Such certificates will be made available to the Underwriter for inspection, checking and packaging of BHC Securities, Inc. on the business day prior to the Closing Date or, in the case of Option Stock, by 12:00 P.M., San Francisco time on the business day preceding the date of purchase.

         6. Covenants of the Company. The Company covenants and agrees as follows:

                  (a) The Company will (i) prepare and timely file with the Commission under 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file with


                                       11.

the Commission any amendment to the Registration Statement or supplement to the Prospectus (A) of which the Underwriter shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filing the Underwriter shall not have given their consent or (B) which is not in compliance with the Act or the rules and regulations of the Commission thereunder.

                  (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Underwriter (i) of any request made by the Commission for amendment of the Registration Statement, for supplement to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or the institution or threat of any action, investigation or proceeding for that purpose, or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction, or the receipt by it of notice of the initiation or threatening of any proceeding for that purpose. The Company will use its best efforts to prevent the issuance of any such order and, if issued, to obtain the lifting or withdrawal thereof as soon as possible.

                  (c) The  Company  will  (i) on or  before  the  Closing  Date, deliver to the Underwriter a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any to the Registration Statement (together with, in each case, all exhibits thereto unless previously delivered to the Underwriter), (ii) as promptly as possible deliver to the Underwriter, at such office as the Underwriter may designate, as many copies of the Prospectus as the Underwriter may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as the Underwriter may reasonably request for the purposes contemplated by the Act.

                  (d) If at any time during the period in which a prospectus is required by law to be delivered by the Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised by in writing by the Underwriter, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriter, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a


                                       12.

material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Shares by the Underwriter and during such period, the Underwriter shall propose to vary the terms of the offering thereof by reason of changes in general market conditions or otherwise, the Underwriter will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriter such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriter and all dealers to whom any of the Shares may be sold by the Underwriter to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Shares in accordance with the applicable provisions of the Act and the applicable rules and regulations thereunder for such period.

                  (e) Prior to the filing thereof with the Commission, the Company will submit to the Underwriter, for its information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

                  (f) The Company will cooperate, when and as requested by the Underwriter, in the qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriter may designate and, during the period in which a prospectus is required by law to be delivered by the Underwriter or a dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be required to qualify as a foreign corporation or file any general consent to service of process in any jurisdiction in which it is not so qualified. The Company will from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Shares.

                  (g) The Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company under this agreement, including, without limitation, all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the NASD of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriter of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the printing of this agreement and related documents delivered to the Underwriter, (iv) the preparation, printing and filing of all supplements and amendments to the prospectus referred to in paragraph (d) of this Section 6,
(v)  the  furnishing  to you of


                                       13.

the reports and information  referred to in paragraph (j) of this Section 6, and
(vi) the printing and issuance of stock certificates, including the transfer agent's fees.

                  (h) The Company agrees to reimburse you for blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriter) paid by or for the account of the Underwriter or their counsel in qualifying the Shares under state securities or blue sky laws and in the review of the offering by the NASD.

                  (i) As soon as practicable, but in any event not later than 45 days after the end of the first fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the rules and regulations promulgated under the Act, and to the Underwriter, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the rules and regulations promulgated thereunder.

                  (j) During a period of five years after the date hereof, the Company will furnish to the Underwriter copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission.

                  (k) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

                  (l) The Company will not, directly or indirectly, without the prior written consent of the Underwriter, issue, offer, sell, grant any option to purchase or otherwise dispose (or announce any issuance, offer, sale, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 90 days after the date hereof, except pursuant to this agreement and except for issuances pursuant to the exercise of stock options outstanding on or granted subsequent to the date hereof, pursuant to a stock option or other employee benefit plan in existence on the date hereof and except as contemplated by the Prospectus.

                  (m) The Company will cause the Shares to be duly included for quotation on the Nasdaq National Market prior to the Closing Date.

                  (n) Neither the Company nor any of its officers or directors, nor affiliates of any of them (within the meaning of the rules and regulations) will take,


                                       14.

directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

                  (o) The Company will apply the net proceeds of the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                  (p) The Company will timely file all such reports, forms or other documents as may be required from time to time, under the Act, the rules and regulations promulgated thereunder, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder.

                  (q) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a "company" controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         7. Conditions of the Underwriter's Obligations. The obligations of the Underwriter under this agreement are subject to the performance by the Company on and as of the Closing Date of its covenants and agreements hereunder, and the following additional conditions:

                  (a) The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

                  (b) The Underwriter shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state a fact required to be stated therein or is necessary to make the statements therein not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in an effective supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally


                                       15.

became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) the Company does not have any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not pending or known threatened legal proceedings to which the Company is a party or of which property of the Company is subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, and (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be.

                  (c) On or prior to the Closing Date, the legality and sufficiency of the sale of the Shares hereunder and the validity and form of the certificates representing the Shares, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Cooley Godward LLP, counsel for the Underwriter. The Underwriter shall have received from counsel to the Underwriter, such opinion or opinions with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Underwriter reasonably may request and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.

                  (d) On the Closing Date, and if Option Stock is purchased at any date after the Closing Date, on such later date, the Underwriter shall have received an opinion addressed to the Underwriter, dated the Closing Date or, if related to the later sale of Option Stock, such later date, of Farella Braun & Martel LLP, counsel to the Company ("Company Counsel"), to the effect set forth below:

                           (i) The Company is a duly incorporated and validly existing corporation in good standing under the laws of its jurisdiction of incorporation with full power and authority (corporate and other) to own or lease its properties and to conduct its business as described in the Registration Statement, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of property or the conduct of its

                                       16.

         business requires such qualification (except for those jurisdictions in which the failure so to qualify would not have a material adverse effect on the Company);

                           (ii) Upon the closing of the sale of the Underwritten Stock, the authorized capital stock of the Company consists of 1,000,000 shares of Preferred Stock, no par value, of which there are no outstanding shares, and 20,000,000 shares of Common Stock, no par value, of which there are outstanding ________ shares (including the Underwritten Stock and any shares of Option Stock issued on the date hereof). The securities of the Company conform in all material respects to the description thereof contained in the Prospectus. Proper corporate proceedings have been validly taken to authorize the Company's authorized capital stock and all outstanding shares of such capital stock (including the Underwritten Stock and the shares of Option Stock issued, if any) have been duly authorized and validly issued by the Company, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. Any Option Stock purchased after the Closing Date, when issued and delivered to and paid for by the Underwriter as provided in the Underwriting Agreement, will have been duly and validly issued and be fully paid and nonassesable. No preemptive rights, rights of first refusal or other rights exist with respect to the Shares, or the issue and sale thereof, pursuant to the Company's Articles of Incorporation or Bylaws and, there are no contractual preemptive rights that have not been waived, right of first refusal or rights of co-sale which exist with respect to the Shares.

                           (iii) To the best of such counsel's knowledge, there are no rights of any holders of the Company's securities, not effectively satisfied or waived, to require registration under the Act of any of the Company's securities or other securities of the Company in connection with the filing of the Registration Statement or with the offer or sale of the Shares;

                           (iv) The Company has full legal right, power, and authority to enter into the Underwriting Agreement and to consummate the transactions provided for therein. The Underwriting Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity relating to the availability of remedies and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

                                       17.

                           (v) None of the Company's execution or delivery of the Underwriting Agreement, its performance thereof, its consummation of the transactions contemplated therein or its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds," conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company pursuant to the terms of the Articles of Incorporation or Bylaws of the Company; the terms of any indenture, mortgage, deed of trust, voting trust agreement, stockholder's agreement, note agreement or other agreement or instrument known to such counsel after reasonable investigation to which the Company is a party or by which it is or may be bound or to which its properties may be subject; any statute, rule or regulation of any regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its activities or properties; or any judgment, decree or order, known to such counsel after reasonable investigation, of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having such jurisdiction;

                           (vi) No consent, approval, authorization or order of any court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, has been or is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Act or may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter;

                           (vii) To the best of such counsel's knowledge, the conduct of the business of the Company is not in violation of any federal, state or local statute, administrative regulation or other law, which violation is likely to have a material adverse effect on the Company; and the Company has obtained all licenses, permits, franchises, certificates and other authorizations from state, federal and other regulatory authorities as are necessary or required for the ownership, leasing and operation of its properties and the conduct of its business as presently conducted and as contemplated in the Prospectus;

                           (viii) The Registration Statement is effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted


                                       18.

         or are pending or, to the best knowledge of such counsel, are threatened or contemplated by the Commission;

                           (ix) The Registration Statement and the Prospectus (except for the financial statements, schedules and other financial data included therein, as to which such counsel need not express any opinion), complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder;

                           (x) The descriptions contained and summarized in the Registration Statement and the Prospectus of franchises, contracts, leases, documents, or any threatened legal or governmental actions, suits or proceedings, are accurate and fairly represent in all material respects the information required to be shown by the Act and the rules and regulations of the Commission thereunder. To the best knowledge of such counsel, there are no franchises, contracts, leases, documents, or any threatened legal or governmental actions, suits or proceedings, which are required by the Act and the rules and regulations of the Commission thereunder to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required;

                           (xi) The statements (1) in the Prospectus under the captions "Risk Factors - ___________, ___________, __________ and
         ___________,"  "Business  ___________,   __________  and  ___________,"
         "Management  -  ___________,  __________  and  ___________,"   "Certain
         Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale" and (2) in the Registration Statement in Items 24 and 26 in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information required under the Act and the rules and regulations promulgated thereunder (the "Act and Rules") with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein to the extent required by the Act and Rules;

                           (xii) Good and marketable title to the Shares sold under the Underwriting Agreement, free and clear of all liens, encumbrances, equities, security interests and claims, has been transferred to the Underwriter, assuming for the purpose of this opinion that the Underwriter purchased the same in good faith without notice of any liens, encumbrances, equities, security interests or adverse claims;

                                       19.

                           (xiii) The Shares have been duly authorized for inclusion in The Nasdaq National Market upon official notice of issuance;

         In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and representatives of the Company and with the Company's independent public accountants, at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Registration Statement and the Prospectus and (without taking any further action to verify independently the statements made in the Registration Statement and the Prospectus and, except as stated in the foregoing opinion, without assuming responsibility for the accuracy, completeness or fairness of such statements) nothing has come to such counsel's attention that causes such counsel to believe that either the Registration Statement as of the date it is declared effective and as of the Closing Date or the Prospectus as of the date thereof and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need not express any opinion with respect to the financial statements, schedules and other financial data included in the Registration Statement or the Prospectus).

         In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. References to the Registration Statement and the Prospectus in this paragraph (d) shall include any amendment or supplement thereto at the date of such opinion.

                  (e) The Underwriter shall have received from Odenberg, Ullakko, Muranishi & Co., a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to the Underwriter concurrently with the execution of this Agreement (the "Original Letter"), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter signed the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or


                                       20.

affecting the business or properties of the Company, which in the Underwriter's sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Shares or the purchase of the Option Stock as contemplated by the Prospectus.

                  (f) The Underwriter shall have received from Odenberg, Ullakko, Muranishi & Co., a letter stating that their review of the Company's internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as at June 30, 1998, did not disclose any weakness in internal controls that they considered to be material weaknesses.

                  (g) On the Closing Date, and on any later date on which Option Stock is purchased, the Underwriter shall have received a certificate, dated the Closing Date or such later date, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any amendments or supplements thereto and this Agreement, and that the statements included in clauses (i) through (ix) of paragraph (b) of this Section 7 are true and correct.

                  (h) The Underwriter shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to the Underwriter, of the qualification referred to in paragraph (f) of Section 6 hereof.

                  (i) Prior to the Closing Date, the Shares shall have been duly authorized for inclusion on the Nasdaq National Market upon official notice of issuance.

         In case any of the conditions specified in this Section 8 shall not be fulfilled, this agreement may be terminated by the Underwriter by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriter and without liability of the Underwriter to the Company; provided, however, that (i) in the event of such termination, the Company agree to indemnify and hold harmless the Underwriter from all costs or expenses incident to the performance of the obligations of the Company under this agreement, including all costs and expenses referred to in paragraphs (g) and
(h) of Section 6 hereof, and (ii) if this agreement is terminated by the Underwriter because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

                                       21.

         8.       Conditions of the Obligations of the Company.

                  (a) The obligations of the Company to deliver the Shares shall be subject to the conditions that (i) the Registration Statement shall have become effective and (ii) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

                  (b) In case either of the  conditions  specified  in paragraph
(a) of this Section 10 shall not be fulfilled, this agreement may be terminated by the Company by giving notice to the Underwriter. Any such termination shall be without liability of the Company to the Underwriter and without liability of the Underwriter to the Company; provided however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Company from all costs or expenses incident to the performance of the obligations of the Company under this agreement, including all costs and expenses referred to in paragraphs (g) and (h) of Section 6 hereof.

         9.       Indemnification and Contribution.

                  (a) Subject to the provisions of paragraph (d) of this Section 9, the Company agrees to indemnify and hold harmless the Underwriter (and any person participating in the distribution who is deemed to be an underwriter (as defined in Section 2(11) of the Act) and each person (including each member or officer thereof), if any, who controls the Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which the Underwriter or such persons may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, and the Company agree to reimburse the Underwriter and such persons for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages, or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus as amended or as supplemented if the Company shall have filed with the


                                       22.

Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading; provided, however, that (i) the indemnity agreement of the Company contained in this paragraph (a) shall not apply to any such loss, claim, damage, liability or action if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by the Underwriter expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, and (ii) that the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter (or such persons) if the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage, liability or action (A) results from the fact that such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and
(B) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (as amended and supplemented), unless such failure resulted from non-compliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery and payment for the Shares. The indemnity agreement in this paragraph (a) shall be in addition to any liability which the Company may have at common law or otherwise.

                  (b) The Underwriter  agrees to indemnify and hold harmless the
Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (including the Prospectus as part thereof and any


                                       23.

Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading, in each case to the extent, but only to the extent, that such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing by the Underwriter to the Company expressly for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, and will reimburse, as incurred, all legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement of the Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery and payment for the Shares. The indemnity agreement contained in this subsection (b) shall be in addition to any liability which the Underwriter may have at common law or otherwise.

                  (c) Each party  indemnified  under the provisions of paragraph
(a) or (b) of this Section 9 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against it, in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, such indemnified party will promptly notify any party or parties from whom indemnification may be sought hereunder of the commencement thereof in writing. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give such notice if the party to whom such notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which such notice would have related and was prejudiced by the failure to give the notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party or parties against which a claim is to be made will be entitled, at its own expense, to participate in the defense of such action, suit, investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of notice from the indemnified party or parties of an action, suit, investigation or inquiry to which indemnity


                                       24.

may be sought, to assume the entire defense thereof (alone or in conjunction with any other indemnifying party or parties), at its own expense, in which case such defense shall be conducted by counsel reasonably satisfactory to the indemnified party or parties; provided however, that (i) if the indemnified party or parties has reasonably concluded that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct such defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party has employed such counsel in connection with the assumption of different or additional legal defenses in accordance with the proviso to the immediately preceding sentence, or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. If no such notice to assume the defense of such action has been given within a reasonable time of the indemnified party's or parties' notice to such indemnifying party or parties, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

                  (d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) referred to in paragraphs (a) and (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand in connection with the statements or omissions that resulted in such losses, claims,


                                       25.

damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) and the total underwriting discount received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Shares. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable consideration referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), the Underwriter shall not be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which a claim for contribution may be made against another party or parties under this paragraph (d), it will promptly notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 10). The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

                  (e) The Company will not, without the prior written consent of the Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement,


                                       26.

compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

         10. Reimbursement of Certain Expenses. In addition to their other obligations under Section 9 of this agreement, the Company hereby agrees to reimburse on quarterly basis the Underwriter for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 9 of this agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 10 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent that any such payment is ultimately held to be improper, the Underwriter shall promptly refund it and
(ii) the Underwriter shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

         11. Representations, etc. to Survive Delivery. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers, and the Underwriter, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, and will survive delivery of and payment for the Shares. Any successors to the Underwriter shall be entitled to the indemnity, contribution and reimbursement agreements contained in this agreement.

         12.      Termination.

                  (a) This agreement (except for the provisions of Section 9 hereof) may be terminated by the Underwriter by notice to the Company prior to the Closing Date if: (i) the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss was insured; (ii) trading in the Common Stock shall have been suspended or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations on such trading shall have been imposed or limitations on prices shall have been established on any such exchange or market system; (iii) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof shall have occurred;
(iv) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions shall have occurred if the effect of such outbreak, calamity, crisis or change in economic or political


                                       27.

conditions in the financial markets of the United States would, in the Underwriter's reasonable judgment, make the offering or delivery of the Shares impracticable; (v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority shall have occurred which in the Underwriter's reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company; (vi) a banking moratorium shall have been declared by New York or United States authorities; (vii) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs shall have occurred which in the Underwriter's reasonable judgment has a material adverse effect on the securities markets in the United States.

                  (b) If this agreement is terminated pursuant to this Section 12, there shall be no liability of the Company to the Underwriter and no liability of the Underwriter to the Company; provided, however, that in the event of any such termination, the Company agrees to indemnify and hold harmless the Underwriter from all costs or expenses incident to the performance of the obligations of the Company under this agreement, including all costs and expenses referred to in paragraphs (g) and (h) of Section 6. Notwithstanding any termination of this agreement, the provisions of Section 9 hereof shall survive and remain in full force and effect.

         13. Notices. All communications hereunder shall be in writing and if sent to the Underwriter shall be mailed or delivered or telegraphed and confirmed by letter or telecopied and confirmed by letter to W.R. Hambrecht & Company, LLC at 550 Fifteenth Street, San Francisco, California 94103 or, if sent to the Company, shall be mailed or delivered or telegraphed and confirmed to the Company at 18701 Gehricke Road, Sonoma, California, 95476, Attention:
Chief Executive Officer.

         14. Successors. This agreement shall incur to the benefit of and be binding upon the Company and the Underwriter and, with respect to the provisions of Section 9 hereof, the several parties (in addition to the Company and the Underwriter) indemnified under the provisions of said Section 9, and their respective personal representatives successors and assigns. Nothing in this agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this agreement, or any provisions herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriter.

         15. Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                                       28.

         If the foregoing correctly sets forth our understanding, please indicate the Placement Agent's acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                             Very truly yours,

                                             RAVENSWOOD WINERY, INC.



                                             By:
                                                 ------------------------------
                                                    W. Reed Foster
                                                    Chief Executive Officer

Accepted as of the date
first above written:


W.R. HAMBRECHT & COMPANY, LLC



By:
     ---------------------------------

Title:
       -------------------------------


                                       29.